INVESTMENT SUB-ADVISORY AGREEMENT

      This Investment Sub-Advisory Agreement (this "Agreement"), made as of March 16, 2020, by and among the First Trust Exchange-Traded Fund III, a Massachusetts business trust (the "Trust"), First Trust Advisors L.P., an Illinois limited partnership (the "Manager") and a registered investment adviser with the Securities and Exchange Commission ("SEC"), and Horizon Investments, LLC, a South Carolina limited liability company and a registered investment adviser with the SEC (the "Sub-Adviser").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

      WHEREAS, the Trust is authorized to issue shares in separate series, with each series representing interests in a separate portfolio of securities and other assets;

      WHEREAS, the Trust intends to offer shares in the series set forth on Schedule A attached hereto and any other series as to which this Agreement may hereafter be made applicable and set forth on Schedule A, which may be amended from time to time to add such series by mutual agreement of the Trust, the Manager and the Sub-Adviser (each such series being herein referred to as a "Fund" and collectively, the "Funds");

      WHEREAS, the Trust has retained the Manager to serve as the investment adviser for each Fund pursuant to an Investment Management Agreement between the Manager and the Trust with an effective date for the applicable Fund set forth on Schedule A hereto (as such agreement may be modified from time to time, the "Management Agreement");

      WHEREAS, the Management Agreement provides that the Manager may, subject to certain requirements, appoint one or more sub-advisers at its own cost and expense for the purpose of furnishing certain services required under the Management Agreement;

      WHEREAS, pursuant to the Management Agreement, the respective Fund will pay to the Manager, at the end of each calendar month, and the Manager agrees to accept as full compensation therefor, an investment management fee equal to an annual rate of such Fund's average daily net assets as set forth in such Management Agreement and reflected on Schedule A hereto (the "Investment Management Fee"), and the Manager shall pay all of the expenses of each Fund of the Trust (including the cost of transfer agency, sub-advisory, custody, fund administration, legal, audit and other services and license fees, if any) but excluding the fee payment under the Management Agreement, interest, taxes, brokerage commissions, acquired fund fees, if any, and expenses and other expenses connected with the execution of portfolio transactions (such as dividend and distribution expenses from securities sold short and/or other investment related costs), distribution and service fees payable pursuant to a Rule 12b-1 plan, if any, and extraordinary expenses (collectively, the "Fund Expenses"); and

      WHEREAS, the Trust and the Manager desire to retain the Sub-Adviser to furnish investment advisory services for each Fund's investment portfolio, upon the terms and conditions hereafter set forth.


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      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1. Appointment. The Trust and the Manager hereby appoint the Sub-Adviser to serve as sub-adviser to each Fund and to provide certain investment sub-advisory services to each Fund for the period and on the terms set forth in this Agreement and Schedule A. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation set forth herein and in Schedule A. The Sub-Adviser shall, for all purposes herein provided, be deemed an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Trust, a Fund or the Manager in any way, nor otherwise be deemed an agent of the Trust, a Fund or the Manager.

      2. Services to Be Performed.

      (a) Subject always to the oversight of the Trust's Board of Trustees (the "Board of Trustees") and the Manager, the Sub-Adviser will act as sub-adviser for and manage on a discretionary basis the investment and reinvestment of the assets of each Fund allocated to the Sub-Adviser from time to time, furnish an investment program in respect of, make investment decisions for, report such investment decisions to the Manager and if authorized under Section 3 hereof, place all orders (either directly or through the Manager) for the purchase and sale of securities and other assets for the respective Fund's investment portfolio, all on behalf of such Fund and consistent with such Fund's currently effective registration statement on Form N-1A as the same may thereafter be amended from time to time. In the performance of its duties, the Sub-Adviser will in all material respects (i) satisfy any applicable fiduciary duties it may have to the applicable Fund, (ii) monitor a Fund's investments or other instruments selected for the Fund by the Sub-Adviser, (iii) comply with the provisions of the Trust's Declaration of Trust and By-laws, as amended from time to time and communicated by the Fund or the Manager to the Sub-Adviser in writing, (iv) comply with (A) the investment objectives, policies and restrictions stated in the applicable Fund's most recently effective prospectus and statement of additional information, (B) such other investment objectives, policies, restrictions or instructions as the Manager or the Trust's Board of Trustees may communicate to the Sub-Adviser in writing, and (C) any changes to the objectives, policies, restrictions or instructions required under the foregoing (A) and (B) as communicated to the Sub-Adviser in writing, and (v) provide assistance in connection with the valuation of portfolio assets held by the respective Fund as reasonably requested by the Manager or the respective Fund. The Sub-Adviser and Manager will each make its officers and employees available to the other from time to time at reasonable times to review the investment objectives, policies and restrictions of the applicable Fund and to consult with each other regarding the investment affairs of such Fund. Each Fund or the Manager shall provide the Sub-Adviser with current copies of the Trust's Declaration of Trust, the Trust's By-laws, the respective Fund's prospectus and statement of additional information and any amendments thereto, and any policies or limitations not appearing therein as they may be relevant to the Sub-Adviser's performance under this Agreement.

      (b) The Sub-Adviser will communicate to the officers and Trustees of the Trust such information relating to transactions for a Fund as they may reasonably request. In no instance will a Fund's portfolio assets be purchased from or sold to the Manager, the Sub-Adviser or any affiliated person of either


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the Trust, the Manager or the Sub-Adviser, except as may be permitted under the
1940 Act and under no circumstances will the Sub-Adviser select brokers or dealers for Fund transactions on the basis of Fund share sales by such brokers or dealers.

      (c) For purposes of complying with Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of an investment company or a series of an investment company that is advised by the Manager (the "First Trust Fund Complex") or an affiliated person of a sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter), concerning transactions for a Fund or any fund in the First Trust Fund Complex in securities or other fund assets. In addition, with respect to a fund in the First Trust Fund Complex with multiple sub-advisers, the Sub-Adviser shall be limited to providing investment advice with respect to only the discrete portion of the fund's portfolio as may be determined from time to time by the Board of Trustees or the Manager, and shall not consult with the sub-adviser (including any sub-adviser that is a principal underwriter or an affiliated person of such principal underwriter) as to any other portion of the fund's portfolio concerning transactions for the fund in securities or other assets. Notwithstanding the foregoing, the provisions in this paragraph do not apply to the consultations between the Sub-Adviser and any sub-adviser retained by the Sub-Adviser pursuant to Section 7 hereunder.

      (d) The Sub-Adviser further agrees that it:

             (i) will use the same degree of skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

            (ii) will (A) conform in all material respects to all applicable rules and regulations of the SEC, the Commodity Futures Trading Commission ("CFTC") and any other applicable regulatory authority, (B) comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Trust and communicated to the Sub-Adviser in writing, and
      (C) conduct its activities under this Agreement in all material respects in accordance with any applicable law and regulations of any governmental authority pertaining to its investment advisory, commodity pool operator and commodity trading advisory activities;

            (iii) will report to the Manager and to the Board of Trustees on a quarterly basis and will make appropriate persons available for the purpose of reviewing with representatives of the Manager and the Board of Trustees on a regular basis at such times as the Manager or the Board of Trustees may reasonably request in writing regarding the management of the respective Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund's investment portfolio in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Manager or the Board of Trustees;


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


            (iv) will prepare and maintain such books and records with respect to a Fund's assets and other transactions for the Fund's investment portfolio as required for registered investment advisers performing such services under applicable law, the Fund's compliance policies and procedures or as otherwise requested by the Manager or the Board of Trustees and will prepare and furnish the Manager and the Board of Trustees such periodic and special reports as the Board of Trustees or the Manager may request. Such records prepared and maintained by the Sub-Adviser as required hereunder shall be open to inspection at all reasonable times by the Manager or the Fund and any appropriate regulatory authorities. The Sub-Adviser further agrees that all records that it maintains for a Fund are the property of the Fund and the Sub-Adviser will surrender promptly to such Fund any such records upon the request of the Manager or the Fund (provided, however, that the Sub-Adviser shall be permitted to retain copies thereof); and shall be permitted to retain originals (with copies to the Fund) to the extent required under Rule 204-2 under the Investment Advisers Act of 1940 or other applicable law; and each Fund and the Manager agree that the Sub-Adviser is entitled to use, present and retain records (or copies thereof) for the investment performance of each Fund (or portion thereof managed by the Sub-Adviser), both as a stand-alone performance record or as part of one or more performance composites of the Sub-Adviser, as the Sub-Adviser may determine from time to time during and after the termination of this Agreement; and

             (v) will monitor the pricing of portfolio assets, and events relating to the issuers of those assets and the markets in which the securities or other assets trade in the ordinary course of managing the portfolio investments of a Fund, and will notify the Manager promptly of any issuer-specific or market events or other situations that occur (particularly those that may occur after the close of a foreign market in which the investments may primarily trade but before the time at which the Fund's investments are priced on a given day) that may materially impact the pricing of one or more securities or other assets in the portfolio. In addition, the Sub-Adviser will, at the Manager's reasonable request, provide assistance to the Manager in connection with evaluating the impact that such an event may have on the net asset value of a Fund and in determining a recommended fair value of the affected investment or investments.

      (e) The Sub-Adviser shall have no obligation or right to make decisions or take other action with respect to proxies, tender offers or other corporate actions regarding investments the Sub-Adviser has recommended, it being understood that the Manager shall have such right and responsibility unless reserved by a Fund. Notwithstanding the foregoing, the Sub-Adviser will advise the Manager and/or the Fund, upon request, with respect to proxies, tender offers and other corporate actions regarding securities or other assets in the portion of the Fund's portfolio that was allocated to the Sub-Adviser in sufficient time to permit the Manager or the Fund to take appropriate action with respect to such portfolio investments. Similarly, the Sub-Adviser shall have no responsibility or obligation with respect to filing of claims or other documents in any class action lawsuits relating to investments held or previously held by the Fund.

      3. Brokerage and Trade Execution. The Sub-Adviser will have no authority to select brokers or dealers or otherwise place orders for the execution of the purchase and sales of portfolio investments on behalf of any Fund, unless and until such time as the Trust, the Manager and the Sub-Adviser mutually agree


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that the Sub-Adviser will be authorized to undertake such activities on behalf of a Fund. If, and only to the extent that, the Board of Trustees and the Manager grant the Sub-Adviser such authority in the future, the following provisions of this Section 3 will apply:

            (a) Unless otherwise provided by the Manager, the Sub-Adviser is authorized to select and enter into agreements with the brokers, dealers, futures commission merchants, banks or any other agent or counterparty that will execute the purchases and sales of portfolio investments for a Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including among other things, price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Board of Trustees and compliance with the policies and procedures adopted by the Board of Trustees for the respective Fund and to the extent permitted by and in conformance with applicable law (including if applicable Rule 17e-1 under the 1940 Act), the Sub-Adviser may select brokers or dealers affiliated with the Sub-Adviser. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or a Fund, or be in breach of any obligation owing to the Trust or a Fund under this Agreement, or otherwise, solely by reason of its having caused a Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the value of the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the respective Fund, as to which it exercises investment discretion.

            (b) In addition, the Sub-Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities or other instruments placed with respect to the assets of a Fund with similar orders being made simultaneously for other accounts managed by the Sub-Adviser or its affiliates, if in the Sub-Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of a Fund occurs as part of any aggregate sale or purchase orders, the objective of the Sub-Adviser and any of its affiliates involved in such transaction shall be to allocate the assets so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in a fair and equitable manner. Nevertheless, each Fund and the Manager acknowledge that under some circumstances, such allocation may adversely affect the Fund with respect to, among other things, the price or size of the assets obtainable or salable. Whenever a Fund and one or more other investment advisory clients of the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Sub-Adviser to be equitable to each, although such allocation may result in a delay in one or more client accounts being, or the inability of one or more accounts to be, fully


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      invested that would not occur if such an allocation were not made.
      Moreover, it is possible that due to differing investment objectives or for other reasons, the Sub-Adviser and its affiliates may purchase securities, assets or other instruments of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities, assets or instruments for another client.

            (c) A Fund may adopt policies and procedures that modify or restrict the Sub-Adviser's authority regarding the execution of the Fund's portfolio transactions set forth herein, provided that no such policy or procedure shall bind the Sub-Adviser until it has been communicated by the Fund or the Manager in writing to the Sub-Adviser. The Manager shall provide reasonable advance notice to the Sub-Adviser of such policies and procedures and any amendments thereto.

      4. Custody. Each Fund's assets shall be maintained in the custody of its designated bank custodian or custodians or such other entities as permitted under applicable law. The Sub-Adviser will not hold, or have custody of, any asset of the Fund (or the Fund's documents of title, if any) on behalf of the Fund or Manager. Any assets added to the Fund shall be delivered directly to the Fund's custodians, and the Sub-Adviser shall have no liability for the acts or omissions of any such custodians, except for a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

      5. Cross Trades. The Sub-Adviser will not arrange purchases or sales of securities or other assets between a Fund and other accounts advised by the Sub-Adviser or its affiliates unless (i) such purchases or sales are in accordance with applicable law (including, if applicable, Rule 17a-7 under the 1940 Act) and the Fund's policies and procedures, (ii) the Sub-Adviser determines the purchase or sale is in the best interests of the Fund, and (iii) the Board of Trustees has approved these types of transactions.

      6. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement; provided, however, the Sub-Adviser will not be responsible for interest, taxes, brokerage commissions, if any and other expenses connected with the execution of portfolio transactions (such as dividend and distribution expenses from securities sold short and/or other investment-related costs), distribution and service fees payable pursuant to a Rule 12b-1 plan, if any, acquired fund fees and expenses or extraordinary expenses of any Fund. Further, the Sub-Adviser agrees to bear any and all costs and expenses arising in connection with any actual, proposed, expected or possible assignment of this Agreement (even if a proposed, expected or possible assignment ultimately does not take place). For the avoidance of doubt, without limiting the immediately preceding sentence, if there is a termination (or possible or anticipated termination) of this Agreement as a result of an assignment (or possible or anticipated assignment), then the Sub-Adviser shall bear, without limitation,
(a) the expenses and costs incurred in connection with preparing, printing, filing and mailing an information statement or proxy statement, as applicable and (b) if relevant, solicitation and other costs associated with the use of a proxy statement.


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


      7. Additional Sub-Advisers. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act (after taking into effect any exemptive order, amendment thereto, no-action assurances or other relief, rule or regulation upon which the Fund may rely) and the approval of the Manager, the Sub-Adviser may retain one or more additional sub-advisers at the Sub-Adviser's own cost and expense for the purpose of furnishing one or more of the services described in Section 2 hereof with respect to a Fund. Retention of a sub-adviser hereunder shall in no way reduce the responsibilities or obligations of the Sub-Adviser under this Agreement and the Sub-Adviser shall be responsible to the respective Fund for all acts or omissions of any sub-adviser in connection with the performance of the Sub-Adviser's duties hereunder.

      8. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Manager will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee (the "Sub-Advisory Fee") equal to the percentage set forth in Schedule A (the "Sub-Advisory Fee Rate") monthly in arrears of any remaining monthly Investment Management Fee paid to the Manager by the respective Fund for the average daily net assets of the respective Fund allocated to the Sub-Adviser after such Fund's average Fund Expenses for the average daily net assets allocated to the Sub-Adviser accrued during the most recent twelve months (or shorter period during the first eleven months of this Agreement) are subtracted from such Investment Management Fee for that month. If the average accrued Fund Expenses for such Fund for any rolling average twelve-month period are greater than such Fund's Investment Management Fee for the twelfth month of such period, no Sub-Advisory Fee will be due the Sub-Adviser for such month. For the avoidance of doubt, any deficit will not be carried forward for purposes of calculating the Sub-Advisory Fee for a Fund in any subsequent month. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. At the request of the Sub-Adviser, the Manager shall provide the Sub-Adviser with an accounting reasonably satisfactory to the Sub-Adviser of the calculation of the Sub-Advisory Fee for a Fund. The Manager shall provide prompt advance notice to the Sub-Adviser of any change to the Manager's compensation agreements with respect to a Fund, which change may require approval by the Board of Trustees.

      9. Services to Others. The Trust and the Manager acknowledge that the Sub-Adviser now acts, or may in the future act, as an investment adviser to other managed accounts and as investment adviser or investment sub-adviser to one or more other investment companies that are not series of the Trust. In addition, the Trust and the Manager acknowledge that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such efforts. It is also agreed that the Sub-Adviser may use any supplemental research obtained for the benefit of a Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.

      10. Limitation of Liability. The Sub-Adviser shall not be liable for, and the Trust and the Manager will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for, any error of judgment or mistake of law or for any loss suffered by a Fund or the Manager (including, without limitation, by reason of the purchase, sale or retention of any security or other asset) in connection with the performance of the Sub-Adviser's duties under this


                                      -7-
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Agreement, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement. For avoidance of doubt, the Sub-Adviser shall not be liable for, and the Fund and the Manager will not take any action against the Sub-Adviser to hold the Sub-Adviser liable for any acts of (a) the Manager or (b) any other sub-adviser of the Fund, except for a loss in the case of the foregoing items (a) or (b) resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations and duties under this Agreement. The Trust and the Manager acknowledge that the Sub-Adviser makes no warranty as to the results to be obtained with respect to the portion of the Fund allocated to it. In no case shall the Sub-Adviser be liable for any loss affecting any portion of the Fund not allocated to the Sub-Adviser except for such a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or reckless disregard of its obligations and duties under this Agreement.

      11. Term; Termination.

      (a) With respect to a Fund, this Agreement shall become effective on the applicable date set forth on Schedule A, provided that it has been approved in the manner required by the 1940 Act (after taking into effect any exemptive order, amendment thereto, no-action assurances, or other relief, rule or regulation upon which the Fund may rely), and shall remain in full force until the two year anniversary of the date of its effectiveness unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to a Fund, but only as long as such continuance is specifically approved for the respective Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder (after taking into effect any exemptive order, amendment thereto, no-action assurances, or other relief, rule or regulation upon which the Fund may rely); provided, however, that if the continuation of this Agreement is not approved for the respective Fund, the Sub-Adviser may continue to serve in such capacity for such Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

      (b) This Agreement shall automatically terminate in the event of its assignment and may be terminated with respect to a Fund at any time without the payment of any penalty by the Manager or the Sub-Adviser upon sixty (60) days' written notice to the other parties. This Agreement may also be terminated by a Fund by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund upon sixty (60) days' written notice to the Sub-Adviser by the Fund without payment of any penalty.

      (c) This Agreement may be terminated with respect to a Fund at any time without the payment of any penalty by the Manager, the Board of Trustees or by vote of a majority of the outstanding voting securities of the applicable Fund in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action that results in a breach of the material covenants of the Sub-Adviser set forth herein.


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      (d) The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

      (e) This Agreement shall automatically terminate with respect to a Fund in the event the Management Agreement between the Manager and the Trust on behalf of the applicable Fund is terminated, assigned or not renewed. Termination of this Agreement with respect to one Fund will not terminate this Agreement with respect to the other Funds.

      (f) Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 8 earned or accrued prior to such termination and for any additional period during which the Sub-Adviser serves as such for a Fund, subject to applicable law.

      12. Compliance Certification. From time to time, the Sub-Adviser shall provide such certifications with respect to Rule 38a-1 under the 1940 Act, as are reasonably requested by a Fund or the Manager. In addition, the Sub-Adviser will, from time to time, provide a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to the Fund to enable the Fund to fulfill its obligations under Rule 38a-1 under the 1940 Act.

      13. Notice. Any notice under this Agreement shall be sufficient in all respects if given in writing and delivered by commercial courier providing proof of delivery and addressed as follows or addressed to such other person or address as such party may designate for receipt of such notice.

If to the Manager or a Fund:                   If to the Sub-Adviser:
   First Trust Exchange-Traded Fund III           Horizon Investments, LLC
   on behalf of the Funds                         6210 Ardrey Kell Rd, Suite 300
   First Trust Advisors L.P.                      Charlotte, NC 28277
   120 E. Liberty Drive                           Attention: Matt Chambers
   Wheaton, Illinois  60187
   Attention:  Secretary

      14. Additional Limitations on Liability. All parties hereto are expressly put on notice of the Trust's Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and Trustee liability contained therein and a copy of which has been provided to the Sub-Adviser prior to the date hereof. This Agreement is executed by the Trust on behalf of each Fund by the Trust's officers in their capacity as officers and not individually and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but the obligations imposed upon the Trust or a Fund by this Agreement are binding only upon the assets and property of the respective Fund, and persons dealing with the Trust or a Fund must look solely to the assets of such Fund for the enforcement of any claims.


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


      15. Disclosure Documents. During the term of this Agreement, the Manager shall provide the Sub-Adviser with an opportunity to review and comment on the portions of prospectuses, statements of additional information, registration statements, proxy statements, reports to shareholders, advertising and sales literature or other material prepared for distribution to Fund shareholders or the public, which refer to the Sub-Adviser in any way, prior to the first use thereof, and the Manager shall not use any such materials if the Sub-Adviser reasonably objects in writing identifying errors or omissions within seven (7) calendar days (or such shorter period as may be necessary to comply with regulatory filing deadlines, or such other time as may be mutually agreeable) after receipt thereof; provided, however, that the final form and content of all such documentation shall be acceptable to the Manager, the Fund and their respective legal counsel. The Manager shall seek to ensure that all materials described in this Section 15 prepared by employees or agents of the Manager or its affiliates that refer to the Sub-Adviser in any way are consistent with materials previously approved by the Sub-Adviser as referenced in the preceding sentence. Notwithstanding the foregoing, the Sub-Adviser's review is not required when (i) previously approved materials are issued or re-issued, as applicable, with minor modifications, (ii) the Adviser and Sub-Adviser identify materials which they jointly determine do not require the Sub-Adviser's approval and (iii) used as required to be disclosed in the registration statement of the Fund.

      16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      17. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 14 hereof, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois. For the avoidance of doubt, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation, no-action assurance, order (including any amendment thereto) or other relief of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation, no-action assurance, order (including any amendment thereto) or other relief.

      18. Amendment, Etc. This Agreement may only be amended, or its provisions modified or waived, in a writing signed by the party against which such amendment, modification or waiver is sought to be enforced.

      19. Authority. Each party represents to the others that it is duly authorized and fully empowered to execute, deliver and perform this Agreement. The Trust represents that engagement of the Sub-Adviser has been duly authorized by the Trust and is in accordance with the Trust's Declaration of Trust and other governing documents of the applicable Fund.

      20. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity that is not a party hereto.

      21. Forum Selection. Any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith by a party to this Agreement against another party to this Agreement shall be brought only in a court of competent jurisdiction in Chicago, Cook County, Illinois, or if venue does not lie in any such court only in a court of competent jurisdiction within the State of Illinois (the "Chosen Courts"). Each party to this Agreement (a) consents to jurisdiction in the Chosen Courts; (b) waives any objection to venue in any of the Chosen Courts; and (c) waives any objection that any of the Chosen Courts is an inconvenient forum. In any action commenced by a party hereto against another party to the Agreement, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW.

      22. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Sub-Advisory Fee described in Section 8 are not severable.

      23. Entire Agreement; Counterparts. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter expressly set forth herein. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

      24. Confidentiality. Except as expressly authorized in this Agreement or as required by applicable law, regulation or court order or as agreed between the parties, each party hereto and its affiliates (each, for purposes of this section, the "Recipient Party") shall keep confidential and shall not use or disclose, except with the consent of the other parties hereto (each, for purposes of this section, the "Disclosing Party"), any and all non-public, proprietary or confidential information concerning the business of the Disclosing Parties and/or their affiliates or investors, or potential investors, therein obtained in connection with the services rendered under this Agreement, including, without limitation, portfolio information (the "Information"); provided, that the Recipient Party may make such disclosure to its directors, officers, partners, employees, agents, advisors, service providers, potential financing counterparties or representatives, including legal and compliance personnel (collectively, the "Representatives") who (i) need to know the Information in connection with this Agreement, (ii) have been informed of the confidential nature of such Information and (iii) have been advised that such Information is to be kept confidential and not used for any other purpose. In no circumstances shall the Manager use, nor shall it permit other persons to use, the Sub-Adviser's trading data to reverse engineer or otherwise replicate the Sub-Adviser's trading strategy and methodologies. For the avoidance of doubt, Information may be released to the public by the Manager or by a Fund on the Fund's quarterly Form N-Q and semi-annual Form N-CSR, more frequently if and to any extent required by applicable law or regulations or by terms of any exemptive relief granted by the SEC upon which the Fund may rely or if the Disclosing Party has received authorization from the other party. The term "Information" will not include information that (i) is or becomes publicly available other than as a result of a disclosure by the Recipient Party in violation of this section; (ii) is or becomes available to the Recipient Party or its Representatives from a source other than the Disclosing Party, which source, to the knowledge of the Recipient Party or its Representatives, does not have an obligation of confidentiality to the Disclosing Party with respect to such information; (iii) was already in the Recipient Party's possession or the possession of its Representatives prior to receiving such information from the Disclosing Party; or (iv) is developed independently by the Recipient Party or its Representatives without use of the Information. The rights and obligations under this Section 24 shall survive the termination or expiration of this Agreement.

      25. Use of the Name "Horizon". The Trust, each Fund and the Manager acknowledge that, as between the Trust, each Fund and the Manager, on the one hand, and the Sub-Adviser, on the other hand, the Sub-Adviser owns and controls the term "Horizon" and all marks related thereto. The Sub-Adviser grants to each Fund governed by this Agreement, as amended from time to time pursuant to the terms of this Agreement, a world-wide, non-exclusive, fully-paid and royalty free license to use the name "Horizon" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license will, upon termination of this Agreement, be automatically and without further action by the Sub-Adviser terminated, in which event the Fund shall promptly take whatever action may be necessary (including calling a meeting of its Board of Trustees) to change its name and to discontinue any further use of the name "Horizon" in the name of the Fund or otherwise. Nothing herein will prevent the Sub-Adviser from granting a license with respect to the name "Horizon" to any other party in connection with any of its other activities.

      26. Sub-Adviser Marketing Material. The Sub-Adviser may refer to and generally describe its services for a Fund in advertising brochures and certain publications (other than marketing material for the Trust or the Fund), and may use the name of the Trust or the Fund in any publicity release, communication with the media or advertising subject to prior review and approval by the Trust or the Manager, such approval or denial to be communicated to the Sub-Adviser within seven (7) business days of the Manager's receipt of such brochure or publication.

      27. Survival. The provisions of Sections 6, 10, 11(f), 14, 17, 20, 21, 24, and 25 shall survive the expiration or termination of this Agreement.

      IN WITNESS WHEREOF, the Trust on behalf of the Funds, the Manager and the Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

FIRST TRUST ADVISORS L.P.                 HORIZON INVESTMENTS, LLC

By /s/ James M. Dykas                     By /s/ Matthew Chambers
   ---------------------------------         ---------------------------------
   Title: Chief Financial Officer            Title: General Counsel



FIRST TRUST EXCHANGE-TRADED FUND III on
    behalf of the series listed on Schedule A

By /s/ Donald P. Swade
   ---------------------------------
   Title: Treasurer and CFO

                                                  SCHEDULE A
                                            (AS OF MARCH 16, 2020)

----------------------------  --------------------------  -----------------  --------------------  -------------------
FUND(S)                       INVESTMENT MANAGEMENT FEE    EFFECTIVE DATE     SUB-ADVISORY FEE     EFFECTIVE DATE OF
                               BASED ON ANNUAL RATE OF     OF MANAGEMENT            RATE               INVESTMENT
                              AVERAGE DAILY NET ASSETS       AGREEMENT                                SUB-ADVISORY
                              OF THE FUND SET FORTH IN                                                 AGREEMENT
                              THE MANAGEMENT AGREEMENT
----------------------------  --------------------------  -----------------  --------------------  -------------------
First Trust Horizon Managed              80%              3/16/2020          50% of the net        3/16/2020
Volatility Small/Mid ETF                                                     unitary management
                                                                             fee (after
                                                                             expenses)
----------------------------  --------------------------  -----------------  --------------------  -------------------